Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Media Contact:	Patrick Ryan	Investor Contacts:	Peter Dannenbaum
	(973) 275-7075		(908) 740-1037

Michael DeCarbo
(908) 740-1807

Dr. Stephen Mayo Elected to Merck Board of Directors

KENILWORTH, N.J., Feb. 1, 2021 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, today announced that Dr. Stephen “Steve” L. Mayo, professor, California Institute of Technology, will join the company’s Board of Directors effective March 15, 2021. Dr. Mayo will stand for election with the company’s other directors at Merck’s Annual Meeting of Shareholders on May 25, 2021. With the addition of Dr. Mayo, the Merck board will consist of 14 members.

“We are pleased to welcome Dr. Mayo to the Merck Board. He brings extensive scientific expertise, and we look forward to his contributions and insights,” said Kenneth C. Frazier, chairman and chief executive officer, Merck.

Dr. Mayo is the Bren Professor of Biology and Chemistry at the California Institute of Technology, where he has held a number of other roles, including Chair of the Division of Biology & Biological Engineering and Vice Provost. Elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design, Dr. Mayo has also served as a presidential appointee on the National Science Foundation’s National Science Board and as an elected board member for the American Association for the Advancement of Science. Dr. Mayo earned his bachelor’s degree in chemistry from Pennsylvania State University and his Ph.D. in chemistry from the California Institute of Technology.

About Merck

For 130 years, Merck, known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases in pursuit of our mission to save and improve lives. We demonstrate our commitment to patients and population health by increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to prevent and treat diseases that threaten people and animals – including cancer, infectious diseases such as HIV and Ebola, and emerging animal diseases – as we aspire to be the premier research-intensive biopharmaceutical company in the world. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

Forward-Looking Statement of Merck & Co., Inc., Kenilworth, N.J., USA

This news release of Merck & Co., Inc., Kenilworth, N.J., USA (the “company”) includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the global outbreak of novel coronavirus disease (COVID-19); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s 2019 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

###